SECURITIES AND EXCHANGE COMMISSION


                       Washington, DC  20549


                             FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported)
                           July 1, 1997


               INDUSTRIAL SERVICES OF AMERICA, INC.
      (Exact name of registrant as specified in its charter)

                              FLORIDA
          (State of other jurisdiction of incorporation)


       0-20979                          59-0712746
(Commission File Number)      (IRS Employer Identification No.)

          7100 Grade Lane
          PO Box 32428
          Louisville, KY                          40232
(Address of principal executive offices)        (Zip Code)



                          (502) 368-1661
       (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 1, 1997, Industrial Services of America, Inc. (the "Company") acquired certain assets of TMG Enterprises, Inc. ("TMG"), John Fellonneau and Mark Trakhtenberg pursuant to the terms and conditions set forth in an Asset Purchase Agreement dated July 1, 1997, among the Company, TMG and Messrs. Fellonneau and Trakhtenberg, who are hereinafter referred to as "TMG's Principals." A copy of the Asset Purchase Agreement is attached as
Exhibit 2 and is incorporated herein by reference.

TMG owned and operated a non-ferrous scrap metal recycling facility in Louisville, Kentucky known as "The Metal Center". The purchased assets consist primarily of certain industrial equipment used in the processing of scrap metal, rights to the trade name "The Metal Center," and the goodwill of TMG's Principals. The Company intends to use the assets to operate a non-ferrous scrap metal recycling facility under the name "ISA Recycling" at the same location as "The Metal Center" was formerly operated. ISA has entered into a seven-month lease for that location. In addition, in conjunction with the reported transaction, K & R Corporation, a corporation wholly owned by the principal shareholder of the Company, and which owns directly approximately 25% of the Company's outstanding common stock, acquired an option to purchase such real estate.

The Company agreed to pay to TMG and TMG's Principals an aggregate purchase price of one million six hundred thousand dollars ($1,600,000). The consideration was arrived at in arms' length negotiations, allocated as follows:

     Equipment                     $300,000 (payable to TMG)

     Non-Compete Agreements        $500,000 (payable to TMG's
                                             Principals)

     Goodwill                      $800,000 (payable to TMG's
                                             Principals)

Such amounts will be payable in two payments of $800,000 on or before January 2, 1998 and July 1, 1998, respectively, which payments are secured by two (2) letters of credit, each in the sum of $800,000, issued by The Bank of Louisville and Trust Company. The source of funds for such payments is expected to be operating funds of the Company.

The Company also agreed to grant to each of TMG's Principals options to purchase 100,000 shares of the Company's common stock in consideration for their services as consultants, 50% of which will become exercisable on January 1, 1998 and July 1, 1996, respectively, for the purchase price of eight ($8) dollars per share.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired

Pursuant to Regulation Section 210.3-05(b)(2)(i), financial statements are not required to be filed.


(b)  Pro forma financial information

Pro forma financial information is not required to be furnished with respect to the reported transaction because the transaction is not considered significant within the meaning of Regulation Section 210.11-01(b).

(c)  Exhibits

The following exhibits are filed as a part of this report:

     2 Asset Purchase Agreement dated July 1, 1997 among Industrial Services of America, Inc., TMG Enterprises, Inc., John Fellonneau and Mark Trakhtenberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: JULY 14, 1997           INDUSTRIAL SERVICES OF AMERICA, INC.


                              By: /S/ HARRY KLETTER
                                   Harry Kletter
                                   President and Chief
                                   Executive Officer